UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014 (November 19, 2014)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Peter M. Budko as Chief Executive Officer, and Robert K. Grunewald as President and Chief Operating Officer

On November 19, 2014, Business Development Corporation of America’s (the “Company”) Board of Directors (the “Board”) appointed Peter M. Budko, currently the President and Chief Operating Officer of the Company, to serve as the Company’s Chief Executive Officer. Mr. Budko's appointment as Chief Executive Officer of the Company reflects the greater responsibility he will be taking for the non-traded business development companies currently in offering that are directly or indirectly sponsored by AR Capital, LLC, the Company's sponsor. For these programs, subject to board oversight, applicable provisions in each program's organizational documents and committee charters, Mr. Budko will be charged with examining the board composition of each of these programs to formulate proposals that would reduce overlap among independent directors from one board to the next, and facilitate discussions among the applicable board with respect to assuring that the independent directors are sufficient in number and suitable in skill sets to properly and effectively perform their responsibilities, especially with respect to the audit function and general oversight. Moreover, Mr. Budko will recommend to the applicable boards that each unrelated company of sufficient size has its own chief financial officer. In addition, he will ensure that accounting, legal and other services furnished to each of the programs are sufficiently differentiated as to minimize concentration in any one firm. Mr. Budko will further see to it that each of the companies has a strong internal audit function to assure confidence in the financial controls and statements of all of the programs. In connection with Mr. Budko's appointment as Chief Executive Officer of the Company, Nicholas S. Schorsch resigned from his role as Chief Executive Officer of the Company, effective as of the same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company on any matters relating to the Company's operations, policies or practices and remains Chairman of the Board. In light of his appointment as Chief Executive Officer of the Company, Mr. Budko resigned from his roles as President and Chief Operating Officer of the Company.

Simultaneously with Mr. Budko’s resignation from his roles as President and Chief Operating Officer of the Company, the Company’s Board appointed Robert K. Grunewald, currently the Chief Investment Officer of the Company, to serve as the Company’s President and Chief Operating Officer. Mr. Grunewald will also continue to serve in his role as Chief Investment Officer of the Company.

There are no related party transactions involving Mr. Budko or Mr. Grunewald that are reportable under Item 404(a) of Regulation S-K.

Peter M. Budko, 54, has served as Chief Executive Officer of the Company since November 2014, and has served President of the Company from April 2012 until November 2014 and as the Chief Operating Officer of the Company from January 2011 until November 2014. Mr. Budko has served as the Chief Executive Officer of the Company’s adviser, BDCA Adviser, LLC (the “Adviser”) since June 2010. He also served as the Chief Investment Officer of the Company from May 2010 until April 2012. Mr. Budko has also served as President and Chief Operating Officer of Business Development Corporation of America II (“BDCA II”), a public, non-listed business development company (“BDC”) since May 2014 and as BDCA II’s Chief Executive Officer since November 2014, as an executive officer of American Realty Capital Realty Finance Trust, Inc. (“ARC RFT”) and ARC RFT’s advisor since their respective formations in November 2012, and as Chief Investment Officer and a Director of RCS Capital Corp. since February 2013. Mr. Budko has been a principal and a member of the investment committee of BDCA Venture Adviser, LLC (“BDCV Adviser”), the adviser to BDCA Venture, Inc. (NASDAQ: BDCV), since July 2014. Mr. Budko was a founding partner of the Company’s sponsor, AR Capital, LLC (the “Sponsor”), and serves or has served in various executive capacities among other public, non-listed investment programs currently or formerly sponsored by our Sponsor. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization; net lease credit financing and acquisitions; structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Robert K. Grunewald, 51, has served as an executive officer of the Company and the Adviser since April 2012 and September 2011, respectively. Mr. Grunewald has served on the investment committee of BDCV Adviser since July 2014. Mr. Grunewald has over 25 years of experience with middle market finance, business development companies and asset management. Within the finance industry, he has participated as a lender, investment banker, M&A advisor, portfolio manager and hedge fund operator. As head of Financial Services M&A at NationsBank/Montgomery Securities from 1992 through 1997, Mr. Grunewald and his team completed numerous assignments for clients throughout the specialty finance industry. In 1997, Mr. Grunewald was recruited to lead the

Specialty Finance Investment Banking Practice at what became Wachovia Securities. At Wachovia, Mr. Grunewald managed a number of high profile transactions, including initial public offerings and secondary offerings for some of the largest publicly-traded business development companies and finance companies including Capital Source, American Capital Strategies, Allied Capital, Ares Capital and Gladstone Capital. In 2006, Mr. Grunewald joined American Capital Strategies (“ACAS”), a publicly-traded business development company and global asset manager with current assets under management in excess of $52 billion. As head of the Financial Services Investment Practice from 2006 through 2009, Mr. Grunewald and his team focused on investment activity in the specialty finance, insurance, depository and asset management sectors. In his three years at ACAS, Mr. Grunewald committed over $1 billion to debt and equity investments and also founded two highly successful financial services companies at ACAS: Core Financial Holdings, a diversified commercial finance company and asset based lender, and American Capital Agency Corporation (NASDAQ: “AGNC”), a publicly traded mortgage real estate investment trust, currently with over $43 billion in assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: November 21, 2014	By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer